UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2008

Commission File Number: 000-52169

NORTHPORT CAPITAL, INC.
(Exact name of small business issuer as specified in its charter)

Colorado
(State or other jurisdiction of incorporation or organization)

76-0674579
(IRS Employer Identification Number)

Suite #4200, 601 Union Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)

(206) 652-3451
(Registrant's telephone no., including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

     On August 11, 2008, Northport Capital, Inc. (the “Company”) sold a total of 100,000 shares of common stock at $1.00 per share to two (2) individuals, both of whom are non-residents of the United States.

     On August 18, 2008 one individual converted loans to the Company in the aggregate amount of $1,200,006 into common stock of the Company at the conversion price of $0.50 per share. As a result, the Company issued a total of 2,400,012 shares of common stock. This individual is also a non-resident of the United States.

     The issuance of these shares is exempt from registration under the Securities Act of 1933 pursuant to Regulation S since the individuals receiving the shares are all-non residents of the United States.

     For purposes of the Exemption, the Company relied upon (i) certain representations and warranties of individual shareholders and (ii) its own independent investigation to confirm said representations and warranties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPORT CAPTIAL, INC.

Date: August 21, 2008	By:	/s/ Zhao Yan
Zhao Yan
Chief Executive Officer